EXHIBIT 10.15

AWARD/CONTRACT	1.	This contract is rated order under DPAS (15 CFR 350)	Rating DO C9	Page of Pages 1 | 59

2. Contract (Pros. last.) No.	3.	Effective Date	4. Requisition/Purchase Request/Project No.
SP0200-02D-0006		13 SEP 2002	DD# 01010

5. Issued by	Code |	SP0200	6. Administered by (if other than Item 5)	Code S2101A

DEFENSE SUPPLY CENTER PHILADELPHIA ATTN: DSCP-MGAA (BLDG #6) 700 ROBBINS AVENUE PHILADELPHIA, PA 19111-5092 ATTN: A. PODLAS (DSCP-MGAA-PGC) 215-737-5768			DCMC BALTIMORE 217 EAST REDWOOD STREET SUITE 1800 BALTIMORE, MD 21202-5299

7. Name and Address of Contractor (No.,Street,city,county,state,zipcode)			8. Delivery

	MERIDIAN MEDICAL TECHNOLOGIES, INC. 10240 OLD COLUMBIA ROAD COLUMBIA, MD 21046 ATTN: MS. CRISTINA D’ERASMO		☒ FOB ORIGIN 9. DISCOUNT FOR PROMPT PAYMENT .5% 10 DAYS 10. SUBMIT INVOICES (4 copies unless otherwise specified herein) ADDRESS SHOWN IN:	☐ OTHER (See below) ITEM

CODE 54452		FACILITY CODE

11. SHIP TO/MARK FOR		Code |	12. PAYMENT WILL BE MADE BY	Code HQ0338

SEE INDIVIDUAL DELIVERY ORDERS			DFAS-COLUMBUS CENTER DFAS-CO/SOUTH ENTITLEMENT OPERATIONS P.O. BOX 182264 COLUMBUS, OH 43218-2264

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:			14. ACCOUNTING AND APPROPRIATION DATA

☒ 10USC2304(c)	(3)	☐ 41USC253(c) ( )	MG97X4930 5CMO 01 25.0 S33150 (CLINs 0001, 0002 & 0006) MG97X4930 5CMO 01 26.0 S33150 (CLINs 0004 and 0005)

15.A. ITEM No.	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE 15F. AMOUNT

SEE ATTACHED PAGES

15G. TOTAL AMOUNT OF CONTRACT $

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)

PART 1 - THE SCHEDULE				PART II - CONTRACT CLAUSES

	A	SOLICITATION/CONTRACT FORM			I	CONTRACT CLAUSES

	B	SUPPLIES OR SERVICES AND PRICES/COST		PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.

	C	DESCRIPTION/SPECS./WORK STATEMENT			J	LIST OF ATTACHMENTS

	D	PACKAGING AND MARKING		PART IV - REPRESENTATIONS AND INSTRUCTIONS.

	E	INSPECTION AND ACCEPTANCE			K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

	F	DELIVERIES OR PERFORMANCE

	G	CONTRACT ADMINISTRATION DATA			L	INSTRS., CONDS., AND NOTICES TO OFFERORS

	H	SPECIAL CONTRACT REQUIREMENTS			M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☐ CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)	18. ☒ AWARD (Contractor is not required to sign this document). Your offer on Solicitation Number SP0200-01R-1005 (see page 25), including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)	20A. NAME OF CONTRACTING OFFICER

JAMES H. MILLER - CHAIRMAN, PRESIDENT & CEO	ANNA PODLAS

19B. NAME OF CONTRACTOR	19C. DATE SIGNED 9/13/02	20B. UNITED STATES OF AMERICA	19C. DATE SIGNED 9/13/02

BY /s/ JAMES H. MILLER		BY /s/ ANNA PODLAS
(Signature of person authorized to sign)		(Signature of Contracting Officer)

nsn 7540-01-152-8069	26-107	STANDARD FORM 28 (REV.4-85)(EG)/PRESCRIBED BY GSA
PREVIOUS EDITION UNUSABLE	PERFORM (DLA)	FAR (48 CFR) 43.214 (a)

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SECTION B

0001      BASE MAINTENANCE/SERVICE

     To provide labor, services and incremental production as directed by the Government in accordance with statement of work.

0002      LOGISTICS MAINTENANCE

     To provide segregation of goods, disassembly into components, shelf life extension program, and storage in accordance with statement of work.

0003      DIVISION-READY BRIGADE SET PROGRAM [now known as Deployable Force Package
(DFP)]

     To provide on-site support for the storage, assembly, and shipment of Deployable Force Packages in accordance with statement of work.

0004      BASE MAINTENANCE/MATERIAL

     To provide completely assembled Mark I Kits, Atropine, Pralidoxime, Diazepam, Morphine, and ATNAA (when fielded by Army) Auto Injectors using refurbished and/or new components in accordance with statement of work.

0005      MOBILIZATION SURGE OPTION

     To provide material in the event of a mobilization surge contingency or other Government need. The contractor will ship to those locations identified by the Contracting Officer up the maximum quantities indicated.

0006      PROGRAM MANAGEMENT UNDER READINESS ENHANCEMENT PROGRAM (REP)

     To maintain a contract with a personnel company to ensure a trained personnel pool is available to staff a 2nd and 3rd shift in accordance with statement of work.

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

			SCHEDULE

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

0001	BASE MAINTENANCE/SERVICE
0001AA	BASE YEAR*		1	LT	$8,409,568.13	$8,409,568.13
0001AB	OPTION YEAR ONE**		1	LT	$10,060,341	$10,060,341
0001AC	OPTION YEAR TWO***		1	LT	$10,507,790	$10,507,790
0002	LOGISTICS MAINTENANCE
0002AA	BASE YEAR*		1	LT	$1,231,121.50	$1,231,121.50
0002AB	BASE YEAR ONE**		1	LT	$1,526,755	$1,526,755
0002AC	BASE YEAR TWO***		1	LT	$1,653,352	$1,653,352
0003	DIVISION-READY BRIGADE SET PROGRAM (Now known as Deployable Force Package)
0003AA	BASE YEAR*		1	LT	$0	$0
0003AB	OPTION YEAR ONE**		1	LT	$0	$0
0003AC	OPTION YEAR TWO***		1	LT	$0	$0
0004	BASE MAINTENANCE/MATERIAL				ANNUAL ESTIMATE
0004AA	BASE YEAR
MARK I	(6505-01-174-9919)		380,350	EA	$9.19	$3,495,416.50
	24,500	thru	122,500		$9.74
	122,501	thru	367,500		$9.41
	367,501	thru	637,000		$9.19
	637,001	thru	882,000		$9.15
	882,001	thru	1,300,000		$9.12
ATROPINE	(6505-00-926-9083)		414,440	EA	$2.99	$1,239,175.60
	40,529	thru	121,587		$3.15
	121,588	thru	364,761		$3.07
	364,762	thru	648,464		$2.99
	648,465	thru	891,638		$2.99
	891,639	thru	1,300,000		$2.99
PRALIDOXIME	(6505-01-125-3248)		150,120	EA	$5.84	$876,700.80
	25,829	thru	116,230		$6.16
	116,231	thru	361,606		$5.84
	361,607	thru	645,725		$5.72
	645,726	thru	891,100		$5.68
	891,101	thru	1,300,000		$5.65

*Base Year is 10.5 months (Sep 15, 2002 to Jul 31, 2003)

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

**Option Year One is 12 months (Aug 1, 2003 to Jul 31, 2004)
***Option Year Two is 12 months (Aug 1, 2004 to Jul 31, 2005)

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

			SCHEDULE

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

DIAZEPAM	(6505-01-274-0951)		482,050	EA	$5.10	$2,458,455.00
	25,869	thru	116,410		$5.48
	116,411	thru	362,166		$5.28
	362,167	thru	633,790		$5.10
	633,791	thru	879,546		$5.07
	879,547	thru	1,300,000		$5.05
MORPHINE	(6505-01-302-5530)		145,290	EA	$3.23	$469,286.70
	40,094	thru	120,282		$3.34
	120,283	thru	360,846		$3.23
	360,847	thru	641,504		$3.15
	641,505	thru	882,068		$3.14
	882,069	thru	1,300,000		$3.14
ATNAA	(6505-01-362-7427)		447,400	EA	$6.00	$2,684,400
	25,000	thru	362,500		$7.13	(See Note on Page 7)
	362,501	thru	625,000		$6.00
	625,001	thru	875,000		$5.80
	875,001	thru	1,300,000		$5.73
0004AB	OPTION YEAR ONE
MARK I	(6505-01-174-9919)		380,350	EA	$9.51	$3,617,128.50
	24,500	thru	122,500		$10.08
	122,501	thru	367,500		$9.74
	367,501	thru	637,000		$9.51
	637,001	thru	882,000		$9.47
	882,001	thru	1,300,000		$9.44
ATROPINE	(6505-00-926-9083)		414,440	EA	$3.09	$1,280,619.60
	40,529	thru	121,587		$3.26
	121,588	thru	364,761		$3.18
	364,762	thru	648,464		$3.09
	648,465	thru	891,638		$3.09
	891,639	thru	1,300,000		$3.09

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

			SCHEDULE

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

PRALIDOXIME	(6505-01-125-3248)		150,120	EA	$6.04	$906,724.80
	25,829	thru	116,230		$6.37
	116,231	thru	361,606		$6.04
	361,607	thru	645,725		$5.92
	645,726	thru	891,100		$5.88
	891,101	thru	1,300,000		$5.85
DIAZEPAM	(6505-01-274-0951)		482,050	EA	$5.28	$2,545,224.00
	25,869	thru	116,410		$5.67
	116,411	thru	362,166		$5.47
	362,167	thru	633,790		$5.28
	633,791	thru	879,546		$5.25
	879,547	thru	1,300,000		$5.22
MORPHINE	(6505-01-302-5530)		145,290	EA	$3.34	$485,268.60
	40,094	thru	120,282		$3.46
	120,283	thru	360,846		$3.34
	360,847	thru	641,504		$3.26
	641,505	thru	882,068		$3.26
	882,069	thru	1,300,000		$3.25
ATNAA	(6505-01-362-7427)		447,400	EA	$6.21	$2,778,354
	25,000	thru	362,500		$7.38	(See Note on Page 7)
	362,501	thru	625,000		$6.21
	625,001	thru	875,000		$6.00
	875,001	thru	1,300,000		$5.93
0004AC	OPTION YEAR TWO
MARK I	(6505-01-174-9919)		380,350	EA	$9.84	$3,742,644.00
	24,500	thru	122,500		$10.44
	122,501	thru	367,500		$10.08
	367,501	thru	637,000		$9.84
	637,001	thru	882,000		$9.81
	882,001	thru	1,300,000		$9.77

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

			SCHEDULE

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

ATROPINE	(6505-00-926-9083)		414,440	EA	$3.20	$1,326,208.00
	40,529	thru	121,587		$3.38
	121,588	thru	364,761		$3.29
	364,762	thru	648,464		$3.20
	648,465	thru	891,638		$3.20
	891,639	thru	1,300,000		$3.20
PRALIDOXIME	(6505-01-125-3248)		150,120	EA	$6.26	$939,751.20
	25,829	thru	116,230		$6.59
	116,231	thru	361,606		$6.26
	361,607	thru	645,725		$6.12
	645,726	thru	891,100		$6.09
	891,101	thru	1,300,000		$6.05
DIAZEPAM	(6505-01-274-0951)		482,050	EA	$5.46	$2,631,993.00
	25,869	thru	116,410		$5.87
	116,411	thru	362,166		$5.66
	362,167	thru	633,790		$5.46
	633,791	thru	879,546		$5.43
	879,547	thru	1,300,000		$5.40
MORPHINE	(6505-01-302-5530)		145,290	EA	$3.46	$502,703.40
	40,094	thru	120,282		$3.58
	120,283	thru	360,846		$3.46
	360,847	thru	641,504		$3.37
	641,505	thru	882,068		$3.37
	882,069	thru	1,300,000		$3.37
ATNAA	(6505-01-362-7427)		447,400	EA	$6.43	$2,876,782
	25,000	thru	362,500		$7.64	(See Note on Page 7)
	362,501	thru	625,000		$6.43
	625,001	thru	875,000		$6.21
	875,001	thru	1,300,000		$6.14

Pricing under CLIN 0004 is limited to quantities, excluding Pre-stock units, of 1.2 million each of Mark I Injectors or 1.2 million injectors Atropine and/or Morphine Injectors and 1.2 million ATNAA and/or Pralidoxime and/or Diazepam Injectors.

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

Note: Price for ATNAA autoinjector under CLIN 0004, for Base Year and Option Year One and Two (tier 25,000 to 362,500 only), represents a not-to-exceed ceiling price. This tier price will be evaluated in mid November 2002 and will be downwardly adjusted by deducting any direct material reduction only, if applicable.

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

ADDITIONAL AVAILABLE QUANTITIES UNDER LINE ITEM 0004

During any contract year, if the Government has reached the 2.4 million unit autoinjector limit under item 0004 (1.2 million each of Mark I Injectors or 1.2 million injectors Atropine and/or Morphine Injectors and 1.2 million ATNAA and/or Pralidoxime and/or Diazepam Injectors), the Government is entitled to purchase up to an additional 1,000,000 units during that year, without exercising Line Item 0005, Mobilization Surge Option. The pricing is as follows, for these non-mobilization surge quantities exceeding the 2.4 million annual threshold:

0004AD             BASE YEAR

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

MARK I	(6505-01-174-9919)
	24,500	thru	122,500		$12.89
	122,501	thru	367,500		$12.45
	367,501	thru	637,000		$12.15
	637,001	thru	882,000		$12.11
	882,001	thru	1,300,000		$12.06
ATROPINE	(6505-00-926-9083)
	40,529	thru	121,587		$4.23
	121,588	thru	364,761		$4.12
	364,762	thru	648,464		$4.01
	648,465	thru	891,638		$4.01
	891,639	thru	1,300,000		$4.00
PRALIDOXIME	(6505-01-125-3248)
	25,829	thru	116,230		$8.32
	116,231	thru	361,606		$7.89
	361,607	thru	645,725		$7.72
	645,726	thru	891,100		$7.68
	891,101	thru	1,300,000		$7.63
DIAZEPAM	(6505-01-274-0951)
	25,869	thru	116,410		$7.61
	116,411	thru	362,166		$7.34
	362,167	thru	633,790		$7.09
	633,791	thru	879,546		$7.05

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

879,547	thru	1,300,000	$7.01

0004AD             BASE YEAR (continued)

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

MORPHINE	(6505-01-302-5530)
	40,094	thru	120,282	$4.65
	120,283	thru	360,846	$4.50
	360,847	thru	641,504	$4.38
	641,505	thru	882,068	$4.38
	882,069	thru	1,300,000	$4.38
ATNAA	(6505-01-362-7427)
	25,000	thru	362,500	$8.96
	362,501	thru	625,000	$7.91
	625,001	thru	875,000	$7.70
	875,001	thru	1,300,000	$7.63
0004AE	OPTION YEAR ONE
MARK I	(6505-01-174-9919)
	24,500	thru	122,500	$13.35
	122,501	thru	367,500	$12.90
	367,501	thru	637,000	$12.59
	637,001	thru	882,000	$12.54
	882,001	thru	1,300,000	$12.50
ATROPINE	(6505-00-926-9083)
	40,529	thru	121,587	$4.38
	121,588	thru	364,761	$4.27
	364,762	thru	648,464	$4.15
	648,465	thru	891,638	$4.15
	891,639	thru	1,300,000	$4.15
PRALIDOXIME	(6505-01-125-3248)
	25,829	thru	116,230	$8.62
	116,231	thru	361,606	$8.18
	361,607	thru	645,725	$8.01
	645,726	thru	891,100	$7.96

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

891,101	thru	1,300,000	$7.92

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

DIAZEPAM	(6505-01-274-0951)
	25,869	thru	116,410		$7.89
	116,411	thru	362,166		$7.61
	362,167	thru	633,790		$7.35
	633,791	thru	879,546		$7.31
	879,547	thru	1,300,000		$7.27
MORPHINE	(6505-01-302-5530)
	40,094	thru	120,282		$4.82
	120,283	thru	360,846		$4.66
	360,847	thru	641,504		$4.54
	641,505	thru	882,068		$4.54
	882,069	thru	1,300,000		$4.54
ATNAA	(6505-01-362-7427)
	25,000	thru	362,500		$9.28
	362,501	thru	625,000		$8.20
	625,001	thru	875,000		$7.98
	875,001	thru	1,300,000		$7.91
0004AF	OPTION YEAR TWO
MARK I	(6505-01-174-9919)
	24,500	thru	122,500		$13.84
	122,501	thru	367,500		$13.37
	367,501	thru	637,000		$13.05
	637,001	thru	882,000		$13.00
	882,001	thru	1,300,000		$12.95
ATROPINE	(6505-00-926-9083)
	40,529	thru	121,587		$4.54
	121,588	thru	364,761		$4.43
	364,762	thru	648,464		$4.31
	648,465	thru	891,638		$4.31

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

891,639	thru	1,300,000	$4.31

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

PRALIDOXIME	(6505-01-125-3248)
	25,829	thru	116,230		$8.93
	116,231	thru	361,606		$8.47
	361,607	thru	645,725		$8.29
	645,726	thru	891,100		$8.24
	891,101	thru	1,300,000		$8.20
DIAZEPAM	(6505-01-274-0951)
	25,869	thru	116,410		$8.18
	116,411	thru	362,166		$7.89
	362,167	thru	633,790		$7.62
	633,791	thru	879,546		$7.58
	879,547	thru	1,300,000		$7.54
MORPHINE	(6505-01-302-5530)
	40,094	thru	120,282		$5.00
	120,283	thru	360,846		$4.84
	360,847	thru	641,504		$4.71
	641,505	thru	882,068		$4.71
	882,069	thru	1,300,000		$4.71
ATNAA	(6505-01-362-7427)
	25,000	thru	362,500		$9.62
	362,501	thru	625,000		$8.50
	625,001	thru	875,000		$8.27
	875,001	thru	1,300,000		$8.20

These extra quantities above the 2.4 million will be delivered 150 days after date of delivery order, but Contractor will not be required to deliver these additional quantities during the months of June, July, and August. If delivery of the 1,000,000 falls after the end of the contract year in which the delivery order was issued, the price will not be increased to the next years pricing, nor will the quantities be subtracted from the next years 2.4 million available quantity.

This in no way limits the Government’s rights to purchase quantities against Line Item 0004, or to exercise Line Item 0005, or any other rights under this contract.

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

PRESTOCK COMPONENT PRICING (Schedule B)

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

0004AG	BASE YEAR

	MARK I	(6505-01-174-9919)		EA
	24,500	thru	122,500		$7.25
	122,501	thru	367,500		$6.98
	367,501	thru	637,00		$6.80
	637,001	thru	882,000		$6.77
	882,001	thru	1,200,000		$6.74

	ATROPINE	(6505-00-926-9083)		EA

	40,529	thru	121,587		$2.33
	121,588	thru	364,761		$2.26
	364,762	thru	648,464		$2.20
	648,465	thru	891,638		$2.19
	891,639	thru	1,200,000		$2.19

	PRALIDOXIME	(6505-01-125-3248)		EA
	25,829	thru	116,230		$4.62
	116,231	thru	361,606		$4.36
	361,607	thru	645,725		$4.26
	645,726	thru	891,100		$4.23
	891,101	thru	1,200,000		$4.20

	DIAZEPAM	(6505-01-274-0951)		EA
	25,869	thru	116,410		$3.98
	116,411	thru	362,166		$3.83
	362,167	thru	633,790		$3.68
	633,791	thru	879,546		$3.66
	879,547	thru	1,200,000		$3.64

	MORPHINE	(6505-01-302-5530)		EA
	40,094	thru	120,282		$2.48
	120,283	thru	360,846		$2.39
	360,847	thru	641,504		$2.32
	641,505	thru	882,068		$2.32
	882,069	thru	1,200,000		$2.32

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

PRESTOCK COMPONENT PRICING (Schedule B)

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

	ATNAA	(6505-01-362-7427)		EA
	25,000	thru	125,000		$4.50
	125,001	thru	362,500		$3.87
	362,501	thru	625,000		$3.84
	625,001	thru	875,000		$3.71
	875,001	thru	1,200,000		$3.67

0004AH	OPTION YEAR ONE

	MARK I	(6505-01-174-9919)		EA
	24,500	thru	122,500		$7.50
	122,501	thru	367,500		$7.23
	367,501	thru	637,00		$7.04
	637,001	thru	882,000		$7.00
	882,001	thru	1,200,000		$6.98
	ATROPINE	(6505-00-926-9083)		EA
	40,529	thru	121,587		$2.41
	121,588	thru	364,761		$2.34
	364,762	thru	648,464		$2.27
	648,465	thru	891,638		$2.27
	891,639	thru	1,200,000		$2.27
	PRALIDOXIME	(6505-01-125-3248)		EA
	25,829	thru	116,230		$4.78
	116,231	thru	361,606		$4.51
	361,607	thru	645,725		$4.41
	645,726	thru	891,100		$4.38
	891,101	thru	1,200,000		$4.35
	DIAZEPAM	(6505-01-274-0951)		EA
	25,869	thru	116,410		$4.12
	116,411	thru	362,166		$3.96
	362,167	thru	633,790		$3.81
	633,791	thru	879,546		$3.79

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

879,547	thru	1,200,000	$3.76

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

PRESTOCK COMPONENT PRICING (Schedule B)

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL
	MORPHINE	(6505-01-302-5530)		EA
	40,094	thru	120,282		$2.57
	120,283	thru	360,846		$2.47
	360,847	thru	641,504		$2.40
	641,505	thru	882,068		$2.40
	882,069	thru	1,200,000		$2.40
	ATNAA	(6505-01-362-7427)		EA
	25,000	thru	125,000		$4.66
	125,001	thru	362,500		$4.01
	362,501	thru	625,000		$3.97
	625,001	thru	875,000		$3.84
	875,001	thru	1,200,000		$3.79
0004AJ	OPTION YEAR TWO
	MARK I	(6505-01-174-9919)		EA
	24,500	thru	122,500		$7.77
	122,501	thru	367,500		$7.48
	367,501	thru	637,00		$7.28
	637,001	thru	882,000		$7.25
	882,001	thru	1,200,000		$7.22
	ATROPINE	(6505-00-926-9083)		EA
	40,529	thru	121,587		$2.50
	121,588	thru	364,761		$2.43
	364,762	thru	648,464		$2.35
	648,465	thru	891,638		$2.35
	891,639	thru	1,200,000		$2.35
	PRALIDOXIME	(6505-01-125-3248)		EA
	25,829	thru	116,230		$4.95
	116,231	thru	361,606		$4.67
	361,607	thru	645,725		$4.56
	645,726	thru	891,100		$4.53

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

891,101	thru	1,200,000	$4.50

SCHEDULE

PRESTOCK COMPONENT PRICING (Schedule B)

ITEM NO.	SUPPLIES		QTY	U/I	U/P	TOTAL

	DIAZEPAM	(6505-01-274-0951)		EA
	25,869	thru	116,410		$4.26
	116,411	thru	362,166		$4.10
	362,167	thru	633,790		$3.94
	633,791	thru	879,546		$3.92
	879,547	thru	1,200,000		$3.90
	MORPHINE	(6505-01-302-5530)		EA
	40,094	thru	120,282		$2.66
	120,283	thru	360,846		$2.56
	360,847	thru	641,504		$2.49
	641,505	thru	882,068		$2.49
	882,069	thru	1,200,000		$2.49
	ATNAA	(6505-01-362-7427)		EA
	25,000	thru	125,000		$4.82
	125,001	thru	362,500		$4.15
	362,501	thru	625,000		$4.11
	625,001	thru	875,000		$3.97
	875,001	thru	1,200,000		$3.93

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

ITEM NO.	SUPPLIES	QTY	U/I	U/P	TOTAL

0005	MOBILIZATION SURGE OPTION*
0005AA	BASE YEAR (UP TO 1,500,000 individual injectors---Mark I counts as 2)
MARK I	(6505-01-174-9919)	614,799	EA	$13.38
ATROPINE	(6505-00-926-9083)	57,072	EA	$4.36
DIAZEPAM	(6505-01-274-0951)	181,842	EA	$7.82
MORPHINE	(6505-01-302-5530)	31,488	EA	$4.75
ATNAA	(6505-01-362-7427)	614,799	EA	$9.31
Total		1,500,000
0005AB	BASE YEAR (1,500,001 TO 3,811,000 individual injectors---Mark I counts as 2)
MARK I	(6505-01-174-9919)	1,562,000	EA	$12.69
ATROPINE	(6505-00-926-9083)	145,000	EA	$4.34
DIAZEPAM	(6505-01-274-0951)	462,000	EA	$7.58
MORPHINE	(6505-01-302-5530)	80,000	EA	$4.75
ATNAA	(6505-01-362-7427)	1,562,000	EA	$8.21
Total		3,811,000
0005AC	BASE YEAR (3,811,001 AND UP individual injectors---Mark I counts as 2)
MARK I	(6505-01-174-9919)		EA	$12.61
ATROPINE	(6505-00-926-9083)		EA	$4.24
DIAZEPAM	(6505-01-274-0951)		EA	$7.36
MORPHINE	(6505-01-302-5530)		EA	$4.75
ATNAA	(6505-01-362-7427)		EA	$7.92

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

*Minimum quantity to exercise surge will be 500,000 Mark I (or 1,000,000 individual injectors)

SCHEDULE

ITEM NO.	SUPPLIES	QTY	U/I	U/P	TOTAL

0005AD	OPTION YEAR ONE (UP TO 1,500,000 individual injectors-Mark I counts as 2)
MARK I	(6505-01-174-9919)	614,799	EA	$13.87
ATROPINE	(6505-00-926-9083)	57,072	EA	$4.52
DIAZEPAM	(6505-01-274-0951)	181,842	EA	$8.11
MORPHINE	(6505-01-302-5530)	31,488	EA	$4.92
ATNAA	(6505-01-362-7427)	614,799	EA	$9.65
Total		1,500,000
0005AE	OPTION YEAR ONE (1,500,001 TO 3,811,000 individual injectors---Mark I counts as 2)
MARK I	(6505-01-174-9919)	1,562,000	EA	$13.15
ATROPINE	(6505-00-926-9083)	145,000	EA	$4.50
DIAZEPAM	(6505-01-274-0951)	462,000	EA	$7.86
MORPHINE	(6505-01-302-5530)	80,000	EA	$4.92
ATNAA	(6505-01-362-7427)	1,562,000	EA	$8.51
Total		3,811,000
0005AF	OPTION YEAR ONE (3,811,001 AND UP individual injectors---Mark I counts as 2)
MARK I	(6505-01-174-9919)		EA	$13.07
ATROPINE	(6505-00-926-9083)		EA	$4.39
DIAZEPAM	(6505-01-274-0951)		EA	$7.63
MORPHINE	(6505-01-302-5530)		EA	$4.92
ATNAA	(6505-01-362-7427)		EA	$8.21

CONTRACT:            SP0200-02D-0006

CONTRACTOR:      MERIDIAN MEDICAL TECHNOLOGIES INC.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

ITEM NO.	SUPPLIES	QTY	U/I	U/P	TOTAL

0005AG	OPTION YEAR TWO (UP TO 1,500,000 individual injectors—Mark I counts as 2)

MARK I	(6505-01-174-9919)	614,799	EA	$14.37

ATROPINE	(6505-00-926-9083)	57,072	EA	$4.68

DIAZEPAM	(6505-01-274-0951)	181,842	EA	$8.40

MORPHINE	(6505-01-302-5530)	31,488	EA	$5.10

ATNAA	(6505-01-362-7427)	614,799	EA	$10.00

Total		1,500,000

0005AH	OPTION YEAR TWO (1,500,001 TO 3,811,000 individual injectors—Mark I counts as 2)

MARK I	(6505-01-174-9919)	1,562,000	EA	$13.63

ATROPINE	(6505-00-926-9083)	145,000	EA	$4.66

DIAZEPAM	(6505-01-274-0951)	462,000	EA	$8.15

MORPHINE	(6505-01-302-5530)	80,000	EA	$5.10

ATNAA	(6505-01-362-7427)	1,562,000	EA	$8.82

Total		3,811,000
0005AJ	OPTION YEAR TWO (3,811,001 AND UP individual injectors—Mark I counts as 2)

MARK I	(6505-01-174-9919)		EA	$13.54

ATROPINE	(6505-00-926-9083)		EA	$4.55

DIAZEPAM	(6505-01-274-0951)		EA	$7.91

MORPHINE	(6505-01-302-5530)		EA	$5.10

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

ATNAA	(6505-01-362-7427)	EA	$8.51

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE
ITEM NO.	SUPPLIES	QTY	U/I	U/P	TOTAL

0006	PROGRAM MANAGEMENT UNDER READINESS ENHANCEMENT PROGRAM (REP)

0006AA	BASE YEAR (10.5 Months)	1	LT	$75,719.84	$75,719.84

0006AB	Adm of Classification Test	1	LT	$2,158,24	$2,158,24

0006AC	Adm of Eye Test	1	LT	$647.92	$647.92

0006AD	Adm of Record Check	1	LT	$863.52	$863.52

0006AE	Adm of Initial Drug Test	1	LT	$2,391.76	$2,391.76

0006AF	Adm of Random Drug Test	1	LT	$525.00	$525.00

0006AG	Program Fee	1	LT	$5,860.40	$5,860.40

0006AH	Retaining Bonus	1	LT	$5,278.00	$5,278.00

0006AJ	Pool Training	1	LT	$57,995.00	$57,995.00

	Total				$75,719.84

0006BA	OPT YR ONE (12 Months)	1	LT	$90,201.40	$90,201.40

0006BB	Adm of Classification Test	1	LT	$2,592.00	$2,592.00

0006BC	Adm of Eye Test	1	LT	$784.00	$784.00

0006BD	Adm of Record Check	1	LT	$1,027.20	$1,027.20

0006BE	Adm of Initial Drug Test	1	LT	$2,870.40	$2,870.40

0006BF	Adm of Random Drug Test	1	LT	$627.00	$627.00

0006BG	Program Fee	1	LT	$6,988.80	$6,988.80

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

SCHEDULE

ITEM NO.	SUPPLIES	QTY	U/I	U/P	TOTAL

0006BH	Retaining Bonus	1	LT	$6,032.00	$6,032.00

0006BJ	Pool Training	1	LT	$69,280.00	$69,280.00

	Total				$90,201.40

0006CA	OPT YR TWO (12 Months)	1	LT	$93,321.40	$93,321.40

0006CB	Adm of Classification Test	1	LT	$2,592.00	$2,592.00

0006CC	Adm of Eye Test	1	LT	$784.00	$784.00

0006CD	Adm of Record Check	1	LT	$1,027.20	$1,027.20

0006CE	Adm of Initial Drug Test	1	LT	$2,870.40	$2,870.40

0006CF	Adm of Random Drug Test	1	LT	$627.00	$627.00

0006CG	Program Fee	1	LT	$6,988.80	$6,988.80

0006CH	Retaining Bonus	1	LT	$6,032.00	$6,032.00

0006CJ	Pool Training	1	LT	$72,400.00	$72,400.00

	Total				$93,321.40

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Variation in Quantity:

          Plus or Minus 2%

Inspection and Acceptance:

          Origin

FOB:

          Origin

Manufacturing and Packaging/Packing Location:

          Meridian Medical Technologies, Inc.
          2555 Hermelin Dr.
          St. Louis, MO 63144

Source of Raw Materials:

Atropine:	Boeringer-Ingelheim, Germany
Pralidoxime:	Organichem, Rensselaer, NY
Diazepam:	Fabbrica Italiana Sintetici, SPA, Milan, Italy
Morphine:	Mallinckrodt Chemical, Inc., St. Louis, MO

Payment Address:

          Meridian Medical Technologies, Inc.
          P.O. Box 34466
          Newark, New Jersey 07189-4466

Guaranteed Minimum:

Delivery Order SP0200-02D-0006-8001 covering the base year annual services under lines 0001, 0002, and 0006 of the contract will be issued as a separate document concurrently with the issuance of this basic contract. The guaranteed minimum for line 0004 (2% of the estimated dollar value of line 0004: $224,469) will be issued during the base year.

Annual Maximum Order Quantities under line item 0004:

2,400,000 equivalent injectors (1.2 M Mark I Injectors or 1.2 M Atropine and/or Morphine Injectors and 1.2 M ATNAA and/or Pralidoxime and/or Diazepam Injectors). Quantities up to 2,400,000 will be priced under Line 0004AA (AB and AC for option year one and two, respectively). An additional quantity of

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

1,000,000 injectors will be priced at the unit prices stated in the contract schedule (referenced under quantities above 2.4 M).

Delivery:

For items with available pre-stocked components: For items without available pre-stocked components: 45 days after award of delivery order (assumes MMT does not have any DSCP orders in-house). 135 days after award of delivery order.

Minimum monthly deliveries during peacetime:

100,000 Mark I Injectors    or    100,000 ComboPens (ATNAA, Pralidoxime, Diazepam) and 175,000 AtroPens (Atropine, Morphine)

     Option Provision:

Option Clause 52.217-9P12 is a part of this contract with two one-year option periods available at the unit prices stated on the contract schedule pages. The contracting officer shall give the contractor a preliminary written notice of intent to extend at least 15 days before expiration of the contract.

Pre-Stocking of Component Parts:

The Government may purchase component parts for each injector throughout the life of this contract as excess War Stopper funds become available. This material shall be purchased against line item 0004 (at the stated prices shown for Pre-stock Lines 0004AD to 0004AF). This material shall be stored and rotated by the contractor to fill given delivery orders. No additional costs for storage (unless the Government owned quantities as stated on page 29 are exceeded by 10%) and rotation shall apply.

Government Furnished Material:

          The following will be considered Government Furnished Material under this contract:

                       1) Expired or extended material shipped to MMT for shelf life extension in accordance with line item 0002 and Logistics Maintenance/DFP (Deployable Force Package—these were formerly known as DRB (Division Ready Brigade)) Program Statement of Work.

                       2) Material purchased under line item 0004 specifically for the Army’s DFP Program to be stored at MMT in accordance with line item 0003 and Logistics Maintenance/DFP Program Statement of Work.

                       3) Material purchased under line item 0004 specifically to support the Army’s Unit Deployment Package (UDP) Medical Potency and Dated (P&D) material Program to be stored at MMT in accordance with Logistics Maintenance/DFP Program Statement of Work.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

                       4) Components purchased under line item 0004 identified as pre-stocking components.

                       5) Equipment and components purchased under the Readiness Enhancement Program (REP).

Effective Date of Award:

Effective date of Base Year shall be from 15 Sep 2002 through 31 Jul 2003, 10.5 Months. (Note: The period 8/1/2002 to 9/14/02 was an extension to the prior contract SP0200-99D-0007.)
Option Years One and Two will each be 12 months. Effective dates are 8/1/2003 to 7/31/2004, and 8/1/2004 to 7/31/2005, respectively.

The payment schedule for Line Items 0001 and 0002 (Base Year):

Line 0001
21 payments of:	$400,455.63

Line 0002
21 payments of:	$58,624.83

Invoices for payment of Lines 0001 and 0002 shall be submitted on the 15 and 30 of each month commencing Sep 30, 2002 and ending July 31, 2003.

The payment schedule for Line Items 0001 and 0002 (Option Year One):

Line 0001
24 payments of:	$419,180.88

Line 0002
24 payments of:	$63,614.79

Invoices for payment of Lines 0001 and 0002 shall be submitted on the 15 and 30 of each month commencing Aug 15, 2003 and ending July 31, 2004.

The payment schedule for Line Items 0001 and 0002 (Option Year Two):

Line 0001
24 payments of:	$437,824.58

Line 0002
24 payments of:	$68,889.67

Invoices for payment of Lines 0001 and 0002 shall be submitted on the 15 and 30 of each month commencing Aug 15, 2004 and ending July 31, 2005.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

The payment schedule for Line Item 0006 (Base Year):

Line 0006
First quarter:            $10,817.12 (1.5 months only)
Invoice to be submitted end of quarter (10/31/02)
Second quarter:            $21,634.24 (three months)
Invoice to be submitted end of quarter (1/31/03
Third quarter:            $21,634.24 (three months)
Invoice to be submitted end of quarter (4/30/03)
Fourth quarter:            $21,634.24 (three months)
Invoice to be submitted end of quarter (7/31/03)

The payment schedule for Line Item 0006 (Option Year One):

Line 0006
First quarter:            $22,550.35 (three months)
Invoice to be submitted end of quarter (10/31/03)
Second quarter:            $22,550.35 (three months)
Invoice to be submitted end of quarter (1/31/04
Third quarter:            $22,550.35 (three months)
Invoice to be submitted end of quarter (4/30/04)
Fourth quarter:            $22,550.35 (three months)
Invoice to be submitted end of quarter (7/31/04)

The payment schedule for Line Item 0006 (Option Year Two):

Line 0006
First quarter:            $23,330.35 (three months)
Invoice to be submitted end of quarter (10/31/04)
Second quarter:            $23,330.35 (three months)
Invoice to be submitted end of quarter (1/31/05
Third quarter:            $23,330.35 (three months)
Invoice to be submitted end of quarter (4/30/05)
Fourth quarter:            $23,330.35 (three months)
Invoice to be submitted end of quarter (7/31/05)

Invoices for Line Item 0004 will be submitted after issuance of each Delivery Order. The same shall apply for Line Items 0005, if exercised.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Continuation from Block 18 Page 1:

Amendments 0001 through 0002

Contractor Correspondence dated:

31 Oct, 2001	Initial Offer

26 Nov 2001	Fax (completion of clause fill-ins)

22 March 2002	Revised Offer

1 August 2002	MMT letter in response to DSCP letter dated 29 July 2002

15 August 2002	MMT letter in response to DSCP e-mail dated 8 August 2002

15 August 2002	MMT e-mail (completion of clause fill-ins)

20 August 2002	MMT e-mail (MMT’s response to DSCP’s Proposed Prices

21 August 2002	MMT e-mail (Corrected Exhibit C)

21 August 2002	MMT e-mail (FCCM Summary)

21 August 2002	MMT e-mail (CLIN 0006 breakdown)

21 August 2002	MMT e-mail (Corrected CLIN 0005 Option II)

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Mobilization Surge Cost Reconciliation Procedure

A full cost accounting and reconciliation against billings is required upon completion of a declared Mobilization Surge (MS). The procedure is as follows:

1.     Declaration and Termination:

a. Mobilization Surge (MS) will be officially declared via a Delivery Order from DSCP requesting products under CLIN 0005 for immediate delivery under Mobilization Surge provisions. MMT will immediately become obligated to terminate in a reasonable fashion production for non-DoD customers and proceed as rapidly as possible to devote all production resources to manufacture and deliver the requested MS products. CLIN 0001 payments shall continue IAW the original contract payment schedule after MS has been declared. If the MS continues after eight (8) CLIN 0001 biweekly payments have been made, CLIN 0001 payments shall then be suspended for the duration of the MS. CLIN 0001 payments shall resume IAW the original contract payment schedule upon the termination of the MS.

                b.     Termination of Mobilization Surge requires written confirmation from DSCP. Termination notification is expected to be noted on the last MS Delivery Order. However, DSCP may terminate MS by separate written notification to the Contractor. Since MMT will likely be in a full production, 3 shift operation, notification of Mobilization Surge termination will be received prior to completion and delivery of the last quantities requested on a Mobilization Surge Delivery Order. This prompt notification will allow for orderly phase down and return to commercial production. If CLIN 0001 payments were suspended in accordance with paragraph 1.a. immediately above, CLIN 0001 payments shall resume IAW the original contract payment schedule upon the termination of the MS. NOTE: Failure to provide timely MS termination notice may result in additional charges billable to DoD for idle time and idle facilities.

2.     Accounting for Mobilization Surge (MS):

                 a.     To determine the full cost of Mobilization Surge, costs incurred for MS from the initial MS Delivery Order through the later of delivery of the final MS Delivery Order or notice of the termination of MS, shall be treated as a single “job-order” under a job-order costing system. The “job-order” will accumulate the full MS cost for all MS production made during the surge; i.e., the full accounting during MS adjusted for any non-MS production. Cost to complete production lots in progress at the time Mobilization Surge is started will be deducted from the total costs during MS. Likewise,

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

cost continuations beyond termination of MS which are the result of MS will be charged to the MS.

               b.     Cost will be accumulated and summarized in a format consistent with the CLIN 0005 cost proposal. Product cost will include manufacturing variances against standards. Variances attributable to non-DoD production will be excluded from the MS costing.

3.     Reconciliation of cost against billings and settlement of charges:

               a.     MS total costs will consist of the full costs incurred, (and accounted for in accordance with Section 2.a. above), for MS from implementation to the later of delivery of the final MS Delivery Order or notice of the termination of MS, plus any costs incurred (idle time and idle facilities) due to failure of timely termination of MS.

               b.     Progress payments for Direct Materials will be liquidated against invoiced product.

               c.     Amounts due will result when total actual incurred costs, including costs incurred (idle time and idle facilities) from untimely MS termination, exceed the total payments. The Government’s maximum liability for Mobilization Surge may not exceed the combined value of product ordered during the MS at the CLIN 0005 prices and the total amount available under CLIN 0001 Base Maintenance for the entire duration of the MS. A refund will result if total payments exceed actual costs incurred. Refund will be limited to CLIN 0001 payments less any costs (idle time and idle facilities) of untimely termination.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

PROGRESS PAYMENTS

If Mobilization Surge is officially declared via a Delivery Order from DSCP for products under CLIN 0005 for immediate delivery pursuant to the Mobilization Surge provisions of this contract, Progress Payments are authorized for only Direct Material costs incurred in the performance of the Mobilization Surge, by Meridian Medical Technology, and supported by vendor invoices. Progress Payments will cease upon written notification to Meridian Medical Technology that the Mobilization Surge is ended.

Clauses

The following additional clauses are hereby incorporated by reference and apply only to Direct Material costs incurred for CLIN 0005 end items ordered pursuant to the Mobilization Surge provisions of this contract:

52.232-13	Notice of Progress Payments (Apr 1984)

252.232-7004	DOD Progress Payment Rates (Oct 2001) DFARS

The following clause is also included by reference:

52.233-1	Disputes (July 2001) ALTERNATE 1 (Dec 1991)

Funds from this contract pay the salary expenses of most of Meridian’s NAA labor force and a significant portion of NAA plant overhead. Therefore, for the duration of this contract and unless otherwise authorized in writing by the DSCP Contracting Officer, the contractor shall not accept orders for autoinjectors for the US military unless those orders are placed by DSCP under this contract. If contractor has any non-DoD federal agency sales for the items covered under this contract, then the price charged to that agency (s) shall not be less than two (2) times the price established in Line Item 0004.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

As of 8/27/02 DSCP has in storage at MMT (as Government Owned Property), individual components to assemble the following quantities of autoinjectors:

	Atropine	Pralidoxime	Diazepam	Morphine

Quantity	1,517,683 Ea	1,517,683 Ea	490,160 Ea	694,812 Ea

Value (dollars paid when placed into	$2,727,009	$5,017,630	$1,529,299	$1,207,842
storage)

The Atropine and Pralidoxime components may be used to assemble a total of 1,517,683 individual Atropine autoinjectors and 1,517,683 individual Pralidoxime autoinjectors or 1,517,683 Mark I Kits (each kit contains an individual Atropine and Pralidoxime autoinjector).

The ATNAA (Antidote Treatment Nerve Agent Autoinjector), currently in the R&D stage, is expected to receive FDA approval in Sep 2002. The ATNAA will replace the Mark I Kit as the next generation autoinjector. In order to facilitate the transition to the ATNAA, the Government shall, from time to time, direct MMT to draw down and replace Government owned Mark I kit components with ATNAA components.

When Mark I components are drawn down and replaced with ATNAA components, as directed by the Contracting Officer, the Mark I components will be replaced in accordance with the following formula.

Schedule A (pages 31-33) lists NAA component material prices (without Material Overhead and Profit)
Schedule B (pages 12-15) lists NAA (including ATNAA) component prices (inclusive of Material Overhead and Profit)

Number of Mark Is to be purchase as specified by the Contracting Officer: The number of Mark Is to be purchased will be multiplied by the Mark I material component price listed in schedule A. This dollar total will then be divided by the ATNAA component price listed in schedule B, which will the be the number of ATNAA components received.

The Contracting Officer may also direct MMT to draw down and exchange other NAA components under the same formula. The Government and MMT, with mutual agreement reached at the time the request is made, may agree to exchange components under the same exchange formula at prices set in schedule A and B. The components exchanged to MMT would become MMT’s property.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Purchase of ATNAA components (without any draw down of Mark I components) shall be priced as stated in Schedule B found on pages 12-15.

The Government also retains its right to use Government-owned components for expedited delivery as cited in the contract. When so directed, MMT shall use the Government-owned components to complete the order, and replace the components with an equal number of same components, (That is, replace Mark I components with Mark I components; or ATNAA components with ATNAA components). This shall be effected at no cost to the Government.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Schedule A

PRESTOCK EXCHANGE PRICING

DRAWDOWN MATERIAL PRICING		Schedule A

BASE YEAR
			Price/Order
PRODUCT	FROM QTY	TO QTY	Quantity

Mark 1	(6505-01-174-9919)
RD	24,500	122,500	$5.03
	122,501	367,500	$4.84
	367,501	637,000	$4.71
	637,001	882,000	$4.69
	882,001	1,200,000	$4.67
Atropine	(6505-00-926-9083)
S4	40,529	121,587	$1.64
	121,588	364,761	$1.59
	364,762	648,464	$1.54
	648,465	891,638	$1.54
	891,639	1,200,000	$1.54
Pralidoxime	(6505-01-125-3248)
T5	25,829	116,231	$3.19
	116,232	361,606	$3.01
	361,607	645,725	$2.94
	645,726	891,101	$2.92
	891,102	1,200,000	$2.91
Diazepam	(6505-01-274-0951)
D1	25,869	116,411	$2.83
	116,412	362,166	$2.72
	362,167	633,791	$2.61
	633,792	879,546	$2.60
	879,547	1,200,000	$2.58
Morphine	(6505-01-302-5530)
N3	40,094	120,282	$1.72
	120,283	380,846	$1.65
	360,847	641,504	$1.61
	641,505	882,068	$1.61
	882,069	1,200,000	$1.61

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Schedule A (Continued)

OPTION YEAR ONE
			Price/Order
PRODUCT	FROM QTY	TO QTY	Quantity

Mark 1	(6505-01-174-9919)
RD	24,500	122,500	$5.20
	122,501	367,500	$5.01
	367,501	637,000	$4.87
	637,001	882,000	$4.85
	882,001	1,200,000	$4.83
Atropine	(6505-00-926-9083)
S4	40,529	121,587	$1.69
	121,588	364,761	$1.65
	364,762	648,464	$1.60
	648,465	891,638	$1.59
	891,639	1,200,000	$1.59
Pralidoxime	(6505-01-125-3248)
T5	25,829	116,231	$3.31
	116,232	361,606	$3.12
	361,607	645,725	$3.05
	645,726	891,101	$3.03
	891,102	1,200,000	$3.01
Diazepam	(6505-01-274-0951)
Dl	25,869	116,411	$2.92
	116,412	362,166	$2.81
	362,167	633,791	$2.70
	633,792	879,546	$2.69
	879,547	1,200,000	$2.67
Morphine	(6505-01-302-5530)
N3	40,094	120,282	$1.78
	120,283	360,846	$1.71
	360,847	641,504	$1.66
	641,505	882,068	$1.66
	882,069	1,200,000	$1.66

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

Schedule A (Continued)

OPTION YEAR TWO

PRODUCT	FROM QTY	TO QTY	Price/Order
			Quantity

Mark 1	(6505-01-174-9919)
RD	24,500	122,500	$5.38
	122,501	367,500	$5.18
	367,501	637,000	$5.04
	637,001	882,000	$5.02
	882,001	1,200,000	$5.00
Atropine	(6505-00-926-9083)
S4	40,529	121,587	$1.75
	121,588	364,761	$1.70
	364,762	648,464	$1.65
	648,465	891,638	$1.65
	891,639	1,200,000	$1.65
Pralidoxime	(6505-01-125-3248)
T5	25,829	116,231	$3.42
	116,232	361,606	$3.23
	361,607	645,725	$3.15
	645,726	891,101	$3.13
	891,102	1,200,000	$3.11
Diazepam	(6505-01-274-0951)
Dl	25,869	116,411	$3.03
	116,412	362,166	$2.91
	362,167	633,791	$2.80
	633,792	879,546	$2.78
	879,547	1,200,000	$2.77
Morphine	(6505-01-302-5530)
N3	40,094	120,282	$1.84
	120,283	360,846	$1.77
	360,847	641,504	$1.72
	641,505	882,068	$1.72
	882,069	1,200,000	$1.72

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

STATEMENT OF WORK

Base Maintenance (Line Item 0001)

I.     This is a supply/service contract to provide labor and services as necessary and directed by the Government and in accordance with the enclosed Statement of Work and the DoD Industrial Preparedness Program Production Planning Schedule.

II.    The Contractor agrees from the effective date of contract to perform the following:

             a.     Maintain existing facilities and equipment and technical expertise in a state of readiness for immediate production start up to achieve the Government’s current mobilization requirements, as set forth in the Contractor’s Industrial Preparedness Planning Agreement (DD Form 1519) for the following products:

NSN:	6505-01-174-9919	Antidote Kit, Nerve Agent, Mark I
NSN:	6505-01-125-3248	Pralidoxime Chloride Injection, Automatic, 300 mg per ml, 2 ml
NSN:	6505-00-926-9083	Atropine Injection, Automatic, 2 mg
NSN:	6505-01-274-0951	Diazepam Automatic Injector, USP, 10 mg
NSN:	6505-01-302-5530	Morphine Sulfate Injector, 10 Mg per 0.7 Ml
NSN:	6505-01-362-7427	ATNAA (Antidote Treatment Nerve Agent Autoinjector)

                b.     Maintain in readiness the following tasks, functions and activities to produce the above cited products:

                               1)    An aseptic sterile production facility in accordance with the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder including FDA’s current good manufacturing practices.

                               2)    A cleaning and preparation of piece parts function required for assembly as relates to aseptic sterilization production.

                               3)    A product formulation department consistent with the products processing requirements and to exercise the formulation process for the Atropine, Pralidoxime, Diazepam, and Morphine Injection solutions on a periodic basis that validates the capability to produce the products in compliance with all regulatory, technical and quality assurance specifications; the current technical packages for the above cited products, as of the effective date of this contract, are incorporated into the solicitation.

                               4)    A clean room and product filling operation.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

STATEMENT OF WORK

Base Maintenance (Line Item 0001)

                               5)    An inspection, assembly, labeling and packaging capability to effectively meet the Government’s mobilization requirements.

                               6)    A warehouse facility to insure adequate control and accountability of new supplies and materials during the receipt, storage and issue phases and of components and fully assembled injectors being stored/rotated for the Government.

                               7)    A quality assurance and FDA regulatory compliance function to insure compliance with all quality and performance requirements of the applicable specifications and the Government’s “shelf life enhancement” program for all products.

                               8)    A cost accounting system in accordance with generally accepted accounting principles that will be acceptable to the Government to insure trackability of contractor costs.

                               9)    A qualified management team, supervisory staff and administrative personnel to insure effective and efficient operation of the Contractor’s facilities.

                               10)   An acceptable training program to insure that qualified skill levels are retained in order to meet the Government’s mobilization requirements.

                               11)    Sub-contractor business relationships to insure that the necessary sub-contractor’s production capability, capacity, technical expertise and management commitment will meet the Contractor’s Industrial Preparedness Planning Agreement provisions.

               c.     Dedicate those best efforts to maintain a qualified sub-contractor component base for the manufacture of components and sub-components needed to produce the end items.

               d.     In the event that prime contractor-owned component molds, tooling and assembly molds, pre-positioned at various subcontractor plants, require replacement, the Contractor will replace or issue a contract to replace these items at no additional cost to the Government. Furthermore, the Contractor agrees that in the event of a third party or other said agreements, the Contractor, or the liable third party, agrees to replace, repair, or refurbish all Contractor owned molds, tooling and assembly molds prepositioned at various sub-contractor’s plants at no additional cost to the Government.

CONTRACT:	SP0200-02D-0006

CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC.

STATEMENT OF WORK

Base Maintenance (Line Item 0001)

               e.     In the course of performing said labor and services in accordance with Statement of Work, the Contractor will produce an end item product listed as line item 0004 of the schedule to the services performed. The Government recognizes these incidental products to be, but not limited to, the following:

NSN:	6505-01-174-9919	Antidote Kit, Nerve Agent, Mark I
NSN:	6505-01-125-3248	Pralidoxime Chloride Injection, Automatic, 300 mg per ml, 2 ml
NSN:	6505-00-926-9083	Atropine Injection, Automatic, 2 mg
NSN:	6505-01-274-0951	Diazepam Automatic Injector, USP, 10 mg
NSN:	6505-01-302-5530	Morphine Sulfate Injector, 10 Mg per 0.7 Ml
NSN:	6505-01-362-7427	ATNAA (Antidote Treatment Nerve Agent Autoinjector)

               f.     The Contractor agrees to advise the Government through the Contracting Officer of changes which may or will adversely impact production capability to meet the production rate and schedule requirements of the current mobilization planning agreement. The Contractor shall advise the Contracting Officer of changes required to the agreement and/or proposals which may favorably impact the Government and/or the contractor from achieving mobilization production delivery requirements.

               g.     The Contractor also agrees to enter into future yearly Industrial Preparedness Agreements with the Government covering the above cited products for the duration of this contract.

III. Required standards of workmanship:

               a.     Unless otherwise specifically provided in this contract, the quality of all services rendered hereunder shall conform to the highest standards in the relevant profession, trade or field of endeavor. All services shall be rendered or supervised directly by individuals fully qualified in the relevant profession, trade or field, and holding any licenses required by law.

               b.     The Defense Supply Center Philadelphia (DSCP) reserves the option to conduct in-process reviews (IPRs) at the Contractor’s facility. These must be scheduled by DSCP personnel at least seven (7) days in advance of the IPR. Requests for IPRs by any other personnel will be referred to DSCP.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

Base Maintenance (Line Item 0001)

Packaging and Marking

1.     Marking of Reports

All reports shall prominently show on the cover of the report:

           a.      Name and business address of the contractor.

           b.      Contract number.

2.     Preparation for Delivery (Incidental Product — End Item)

Preparation for delivery shall be in accordance with Section 5 of the end item specification, the latest edition at time of manufacture, required by Section C of the contract.

Inspection and Acceptance

1.     Inspection of Services

Definition “Services”, as used in this clause, includes services performed, workmanship, and material furnished or used in performing services.

2.     Inspection and Acceptance

     a.     Inspection and acceptance of services to be furnished hereunder shall be made, upon completion of the services, by DCMC Saint Louis. Inspection and acceptance of material shall be made by FDA Kansas City.

     b.     The Contractor shall provide and maintain an inspection system acceptable to the Government covering services under this contract in accordance with all Federal Food Drug and Cosmetic Act and regulations. Complete records of all inspection work performed by the Contractor shall be maintained and made available to the Government during contract performance and for as long afterwards as the contract requires.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

     c.     The Government has the right to inspect and test all services called for by the contract, to the extent practicable at all places and times during the term of the contract.

STATEMENT OF WORK

Base Maintenance (Line Item 0001)

The Government shall perform inspections and tests in a manner that will not unduly delay the work.

     d.     If any of the services performed do not conform with contract requirements, the Government may require the Contractor to perform the services again in conformity with the contract requirements, for no additional fee. When the defects in services cannot be corrected by re-performance, the Government may (1) require the Contractor to take necessary action to ensure that future performance conforms to contract requirements, and (2) reduce any fee payable under the contract to reflect the reduced value of the services performed.

     e.     If the Contractor fails to promptly perform the services again or take the necessary actions to ensure future performance in conformity with the contract requirements, the Government may (1) by contract or otherwise, perform the services and reduce any fee payable by an amount that is equitable under the circumstances or, (2) terminate the contract for default.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

1. Background

The Army has established several programs to centrally manage Medical Nuclear Biological Chemical Defense Materiel (MNBCDM). MNBCDM covered by this Statement of Work (SOW) are listed in paragraph 2B. These items shall be stored in a state of readiness in support of Deployable Force Package (DFP), formerly known as Division Ready Brigade (DRB) sets, and Unit Deployment Package (UDP) Medical Potency and Dated (P&D) materiel programs. The U.S. Army Medical Materiel Agency (USAMMA) has been designated as the Army Program Manager for these programs.

2. Description of Work Required

The Contractor shall be required to manufacture new autoinjectors and store/maintain autoinjectors (both new and extended materiel) and component parts (includes labels and packaging for Army SLEP material, boxes for Army UDP, and DSCP pre-stock components). The storage requirement encompasses receipt processing, storage (i.e. vault, refrigeration, and controlled room temperature), record-keeping, Care of Supplies in Storage (COSIS). Re-labeling/over-labeling, assembling and packing will be performed upon receipt of a Delivery Order based on a funded Army requisition passed through the Defense Supply Center Philadelphia (DSCP). These costs will be as listed on page 55. These represent ceiling costs until they are audited by DCAA. Material shall be shipped as stated in this SOW.

     A.     The Army intends to store:

           (1) A maximum of three (3) DFPs of new materiel (not extended expiration-dated materiel). Each DFP consists of 15,000 Antidote Kit Nerve Agent (Mark I Kits), 5,000 Diazepam Injectors (CANA) and 1,000 packages of Pyridostgmine Bromide Tablets (PBT).

           (2) One (1) DFP of extended expiration dated materiel that has been re-labeled (CANA and Pralidoxime Chloride/2-PAM) and over-labeled (Atropine).

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

           (3) MNBCDM to support the UDP Medical P&D Program. The items under this program are the Atropine Autoinjectors, CANA, Morphine Sulfate Injectors, and Pralidoxime Chloride Injectors (2-Pam). UDP materiel, i.e., CANA, Atropine and 2-PAM, having an expiration date, will be re-labeled/over-labeled as the expiration date is extended. Current Morphine Sulfate assets have a date of manufacture and will require the “RX Only” statement applied to each unit of issue (EA) in the event release is required to meet emergency or contingency situations. New Morphine Sulfate assets will have a date of manufacture and/or date of expiration and the Rx Only statement on the label. When the date of manufacture requirement is replaced with the date of expiration per FDA Regulatory Affairs, the injector shall be over-labeled when the expiration date is extended.

           (4) MNBCDM in the Shelf Life Extension Program (SLEP). This materiel will only be re-labeled/over-labeled when notified by the Army Program Manager, Materiel Management Division (MCMR-MMS-M) and upon receipt of a Delivery Order based on funded Army requisitions passed through the Defense Supply Center Philadelphia (DSCP). USAMMA’s Technical Operations Division (MCMR-MMO-T) will provide the lot numbers and other pertinent data to accomplish the re-labeling/over-labeling.

           (5) MMT will store 1.5 million pouches and clips for future assembly of Army owned Mark I Kits.

     B.     The following NSNs apply to the MNBCDM covered by this SOW:

           (1) Mark I Kits or NAAK, NSN 6505-01-174-9919 (consists of one Atropine and one 2-Pam Injector)

           (2) CANA, NSN 6505-01-274-0951

           (3) PBT or NAPP, NSN 6505-01-178-7903 (consisting of 210 tablets per package).

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

           (4) Atropine Autoinjector, NSN 6505-00-926-9083

           (5) 2-Pam, NSN 6505-01-125-3248

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

           (6) Morphine Sulfate Injector, 10 Mg per 0.7 mL, NSN 6505-01-302-5530

           (7) Antidote Treatment Nerve Agent Autoinjector (ATNAA), NSN 6505-01-362-7427 (will replace Mark I Kits)

3. Manufacturing

     A.     Based on receipt of funded Army requisitions passed through the Defense Supply Center Philadelphia (DSCP), the Contractor shall produce the required materiel (Delivery Orders for this materiel will be issued under Line Item 0004). Materiel required to fill DFP Program funded requisitions may be retained at the Contractor’s facility or shipped to a DLA depot or a location within the Continental United States (CONUS) as specified in the order. Prior to shipping DFP materiel, the Army Program Manager, must be notified of the estimated shipping date and estimated arrival date at the destination. The Army Program Manager will coordinate with the receiving unit(s), advising them of the anticipated shipment(s). The Army Program Manager will then advise the Contractor when shipment(s) can proceed. Copies of the DD Form 250, or applicable shipping document, must be sent to USAMMA, ATTN: MCMR-MMS-M when the shipment has been processed. Materiel manufactured for the UDP Medical P&D Program will remain at the Contractor’s facility unless/until movement is requested.

     B.     A maximum of three (3) different lot numbers can be provided for each 15,000 Mark I Kits and two (2) different lot numbers for each 5,000 CANA in each DFP. Ideally only one (1) lot number would be shipped for each item of DFP materiel. If the Contractor must produce additional lots of Mark I Kits and CANA to satisfy this requirement, the Government has no responsibility or liability to procure these additional quantities. The Army Program Manager must approve any deviation from this requirement for minimum lots in writing.

     C.     Work must be consistent with current good manufacturing practices (CGMP) and government regulations.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

4. Storage of Army Owned MNBCDM

     A.     Receipt Processing

                 (1)      Annually, the Contractor will accept the MNBCDM quantities below, in addition to the MNBCDM currently maintained at the Contractor’s facility. One-fourth of the yearly amount stated would be the average amount expected in quarterly shipments.

                 a.      600,000 Mark I Kits, NSN 6505-01-174-9919 and/or stand-alone autoinjectors of Atropine and 2-Pam, NSNs 6505-00-926-9083 and 6505-01-125-3248 or ATNAA, NSN 6505-01-362-7427.

                 b.      200,000 CANA, NSN 6505-01-274-0951. (The maximum Contractor secure storage limitation is approximately 883,200 ea, less ten percent (88,320 ea) for partial cartons). Note: If commercial carriers are utilized for shipment of overseas returns, proper DEA import/export documentation is required.

                 c.      40,000 packages of PBT, NSN 6505-01-178-7903. (The maximum Contractor refrigerated storage limitation is approximately 109,560 packages.)

                 d.      200,000 Morphine, NSN 6505-01-302-5530. (The maximum Contractor secure storage limitation is approximately 200,000 ea). Note: Upon notification by USAMMA, MCMR-MMO-T of intended return of Morphine, MMT will prepare DEA 222 and 223 forms and provide them to USAMMA, MCMR-MMO-T prior to scheduling the shipment of the activity returns. If commercial carriers are utilized for shipment of overseas returns, proper DEA Import/Export documentation is required.

(2)	Materiel will be shipped to the Contractor in quarterly shipments to be placed in the Industrial Base Maintenance Contract (IBMC) for the life of the contract. USAMMA, MCMR-MMO-T, will provide thirty (30) calendar days advance notification to the Contractor of expected

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

shipments of materiel and when known, will provide notice of changes prior to shipment. USAMMA, MCMR-MMO-T will provide notification of the expected shipments using Excel spreadsheet reflecting the Activity, Lot Number, Nomenclature, NSN, Document Number, and Expected Receipt Quantity. The Contractor will inventory all incoming shipments within thirty (30) workdays of receipt.

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

All requests for an extension of the inventory period will be approved by USAMMA, MCMR-MMO-T.

                 (3)      If necessary, substitution may be made for the shipment and quantity of one item for another item. For example, in lieu of shipping 10,000 packages of PBT during a quarterly shipment, USAMMA, MCMR-MMO-T may substitute 10,000 CANA, Mark I Kits, Atropine, ATNAA, or 2-Pam injectors as long as it is within the parameters stated in Paragraph 4.A.(1).

                 (4)      USAMMA, MCMR-MMO-T shall request that all turn-in activities not send loose and mixed materiel to the Contractor. In the event the Contractor receives shipments of loose materiel, the shipment will not be processed. The loose shipment shall be segregated and USAMMA, MCMR-MMO-T shall be notified. USAMMA, MCMR-MMO-T will determine the disposition and provide appropriate guidance for shipments of loose materiel.

                 (5)      The Contractor will forward USAMMA, MCMR-MMS-M, copies of any DD Forms 1348-1 or other shipping documents received with shipments upon completion of the receipt inventory.

     B.      Storage

                 (1)      Mark I Kits, ATNAA, Atropine and 2-Pam requires room temperature storage with approximately 59-86 degrees Fahrenheit or 15-30 degrees Celsius. These items must not be allowed to freeze.

                 a.      The Contractor shall disassemble Mark I Kits received in to separate components, unless otherwise directed by USAMMA, MCMR-MMS-M or USAMMA, MCMR-MMO-T.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 b.      MMT will maintain a 1.5 million inventory level using both recovered clips and new clips.

                 (2)      CANA should be maintained between 59-86 degrees Fahrenheit or 15-30 degrees Celsius and requires safekeeping in a cage or vault due to its Note Q rating.

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

                 (3)      Morphine should be maintained between 59-86 degrees Fahrenheit or 15-30 degrees Celsius and requires safekeeping in a safe or vault which meets DEA Class II storage requirements due to its Note Q rating.

                 (4)      PBT requires refrigeration between 35-46 degrees Fahrenheit or 2-8 degrees Celsius and cannot be outside of refrigerated conditions for more than a cumulative period of six months. The Contractor shall ensure this item is continuously stored in refrigeration except when USAMMA directs packaging and shipment of PBT. The Contractor shall not be held accountable for the storage conditions of the materiel prior to receipt.

                 (5)      All MNBCDM will be segregated by, NSN, lot number, quantity of each lot and the turn-in activity. A temporary pallet location will be assigned to facilitate verification of the inventory by USAMMA, MCMR-MMO-T. Lot integrity shall be maintained at all times. Upon arrival, the Contractor shall provide the USAMMA, MCMR-MMO-T Representative an inventory report of all stored Army materiel. The data elements for this report are provided in Paragraph 4.C.(4) below. At a minimum, USAMMA, MCMR-MMO-T will verify inventory on a quarterly basis.

                 (6)      Each category of materiel should be stored and recorded separately (i.e. the extended DFP, SLEP materiel, UDP and DFP).

                 (7)      The Contractor shall notify USAMMA, MCMR-MMS-M to obtain disposition instructions when they have accumulated ten (10) or more Tri-wall containers from various turn-in activities.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 (8)      The Contractor shall notify MCMR-MMO-T, within one (1) workday, when any situation arises wherein the above storage requirements cannot be maintained.

     C.      Record Keeping

                 (1)      After ninety (90) calendar days of contract award or implementation of an option to the contract, the quantity of Army/Office of The Surgeon General (OTSG) MNBCDM reflected in USAMMA’s records (MNBCDM database) must match the quantity of MNBCDM physically on hand (in inventory) at the Contractor’s site.

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

                 (2)      The Contractor shall maintain a database of all stored Army owned materiel. Accurate data from receipt processing, FDA test results, shipments and disposal actions will be maintained. The database will reflect the NSN, nomenclature, manufacturer, quantity, lot number, turn-in activity, extended expiration date, original expiration date, an indicator if materiel has been re-labeled or over-labeled, ship date, receipt date, and document number. A monthly and quarterly extract is required from this database.

                 a.      On a monthly basis, (first workday of the month), the Contractor shall provide the NSN, nomenclature, project code, lot number and an indicator if materiel has been re-labeled or over-labeled, original expiration date, extended expiration date, manufacturer and quantity to USAMMA, MCRM-MMI-M via electronic mail. USAMMA will review/verify the data and notify the Contractor of any discrepancies in the data.

                 b.      On a quarterly basis (the first workday of January, April, July, and October), an extract will be provided via electronic mail to USAMMA, MCMR-MMS-M and USAMMA, MCMR-MMO-T. This extract contains two (2) parts. The first is the NSN Summary that provides the NSN, nomenclature, and total quantity on-hand by project/category. The second part is the Lot Number Summary, which reflect the project code, NSN, lot number and indicator if material has been re-labeled or over-labeled, original expiration date, nomenclature, extended expiration date, manufacturer and quantity. USAMMA will review/verify the data and notify the contractor of any discrepancies in the data.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 (3)      USAMMA, MCMR-MMO-T will provide the contractor copies of the FDA reports for materiel in the SLEP. Codes on the report will indicate if the materiel has been extended or failed testing. The contractor will utilize this data to update their database.

                 (4)      The Contractor must provide USAMMA, MCMR-MMO-T and MCMR-MMS-M an Excel spreadsheet document reflecting the assets received for each quarterly shipment. The document shall contain the shipping activity, document number, NSN, lot number, expected quantity, quantity received, acceptable units, expiration date, and location. Within fifteen (15) workdays after completion of the quarterly inspection and inventory, the Contractor shall post the results of the

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

inspection/inventory to their resident system and provide a copy via electronic mail to USAMMA, MCMR-MMO-T and MCMR-MMS-M. USAMMA, MCMR-MMO-T and MCMR-MMS-M will validate the data, resolve discrepancies and provide notification of acceptance or required changes to the Contractor via electronic mail within fifteen (15) workdays of receipt from the Contractor. Necessary changes will be made to the Contractor’s database within fifteen (15) workdays of notification from USAMMA, MCMR-MMO-T.

     D.      Destructions

                 (1)      USAMMA, MCMR-MMO-T will provide document number, lot numbers and quantity of materiel to be sent for destruction. Materiel requiring destruction will be processed and made ready for shipping to destruction within ninety (90) calendar days upon receipt of notification. USAMMA, MCMR-MMO-T will provide DEA 222 and 223 forms to MMT for destruction of Schedule II Morphine. The Contractor shall provide USAMMA, MCMR-MMO-T, the weights and dimensions of the materiel to be shipped for destruction so that transportation may be arranged.

                 (2)      USAMMA, MCMR-MMO-T shall direct shipments within thirty (30) calendar days of verification by the contractor that the materiel has been staged and quantities and lot numbers verified.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 a.      USAMMA will be fully responsible for all costs associated with the destruction of Army owned MNBCDM assets, including expired SLEP prestock component inventories. However, should the Contractor desire to reclaim one or more components of a stand-alone injector which exceeds the Army’s stockage requirement, the Contractor shall be responsible for the disposal costs. MMT shall provide USAMMA, MCMR-MMO-T with documentation indicating active ingredients were destroyed in accordance with (IAW) local, state, and federal regulations. Should the Contractor desire to reclaim the pouches and clips after the Army’s stockage requirement has been met, the Contractor may do so at no expense to the government.

                 b.      USAMMA, MCMR-MMO-T will be responsible for arranging funding and coordinating the shipments of Army owned assets for destruction and for obtaining a Certificate of Destruction. Upon destruction of the materiel, USAMMA, MCMR-MMO-T

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

is responsible for providing the Contractor with a copy of the Certificate of Destruction for Controlled Substances.

     E.     Government Visits

                 The Contractor agrees to allow the USAMMA Contracting Officer Technical Representatives (COTR) from MCMR-MMS-M and/or MCMR-MMO-T to inspect, inventory, and audit all Government owned property at any time (at least quarterly) throughout the period of the contract. These audits will be directed by the Contracting Officer, but may be requested by the COTR. If during such audits, the on-hand quantity is less than indicated in the MNBCDM database maintained by USAMMA, USAMMA shall select one of two replacement alternatives as outlined below. The Army Program Manager retains the right to choose the replacement alternative based upon the needs of the Government at the time.

                 a.      The Contractor replaces in kind all shortages within twenty (20) weeks from the date of notification.

                 b.      The Contractor shall pay the Government in full for any shortages within twenty (20) calendar days from the date of notification.

     F.      Re-labeling/Over-labeling

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 (1)      Re-labeling involves removal of the existing product label and applying a new product label with updated label information. Over-labeling involves applying a new product label over the existing product label.

                 (2)      The MNBCDM for the UDP Medical P&D Program will require re-labeling/over-labeling with the latest extended expiration date within thirty (30) workdays from date of USAMMA, MCMR-MMO-T notification via .a Delivery Order based on a funded Army requisition passed through DSCP.

                 (3)      The DFP of extended and SLEP materiel will be re-labeled/over-labeled on an “as required” basis when directed by USAMMA, MCMR-MMS-M. USAMMA, MCMR-MMS-M will provide sixty (60) calendar days advance notice via a Delivery Order based on a funded Army requisition passed through DSCP to re-label/over-label extended DFP and/or SLEP materiel. USAMMA, MCMR-MMO-T will provide the Contractor the lot number(s), quantity, and extended expiration date for

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

each NSN requiring re-labeling/over-labeling at the time of order placement. The Contractor shall re-label/over-label 160,000 auto-injectors, e.g., 100,000 AtroPens and 60,000 2-PAM or 50,000 Mark I Kits and 60,000 Diazepam, in the initial 60 calendar day period and 100,000 units per month thereafter, until the requirement is met.

                 (4)      The Contractor shall at no time combine separate lots to make larger lots, when re-labeling/over-labeling, due to the potential recall requirements.

                 (5)      The re-label/over-label will always contain the original NSN, manufacturer, and lot number. The only change to the over-label will be the new expiration date. Additionally, the Contractor is required to apply the “RX Only” statement, as required by Federal Law, to all products re-labeled/over-labeled with a new expiration date. Upon completion of any MNBCDM re-labeling/over-labeling, the Contractor shall immediately notify USAMMA, MCMR-MMO-T and USAMMA, MCMR-MMS-M, via electronic mail, with the actual number of assets of extended/issuable (quantity), NSN, manufacturer, lot number, and new expiration date. (Losses in the re-labeling/over-labeling process shall not exceed two percent of the total product requiring labeling.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 (6)      MMT shall re-label/over-label lot numbers in the order/configuration specified by USAMMA MCMR-MMO-T. Lot numbers provided by USAMMA MCMR-MMO-T will enable MMT to over-label/re-label lots which are 5,000+ units first, followed by lots in descending quantity lot sizes.

                 (7)      Only lot sizes of 1,000 (+) units will be considered candidates for re-labeling/over-labeling.

                 (8)      The Contractor will only re-label/over-label MNBCDM, which the Contractor has manufactured.

                 (9)      The exterior box bar code requirements are waived for extended materiel in the UDP, DFP and SLEP programs.

                 (10)      PBT is excluded from the re-labeling/over-labeling requirement.

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

                 (11)      Auto-injectors may be over-labeled or re-labeled one (1) time only, over a period not to exceed (5) years from original expiration date. Over-labeling shall apply to Atropine and Morphine (if Morphine has expiration date). Re-labeling shall apply to Diazepam and Pralidoxime.

     G.      Assembly/Packing/Shipping

                 (1)      In the event of contingency operations, DFP and UDP Medical P&D MNBCDM shall be palletized, shipped and received at locations within seventy-two (72) hours after the Contractor receives notification. (This seventy-two (72) hour limitation includes weekend hours.) USAMMA, MCMR-MMS-M or MCMR-MMS-P, will provide the quantity, type, ship to destination, and other applicable details. Transportation funding for the DFP shipment will be provided by USAMMA, MCMR-MMS-M or USAMMA, MCMR-MMO-TF. The DSCP will provide transportation funding for the UDP Medical P&D materiel. MNBCDM shall be shipped via Defense Contract Management (DCM) carrier and packaged per the contract specified Medical Procurement Item Description (MPID) or specification for each product.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

                 (2)      The Contractor shall ensure that only those lots and quantities to be shipped as directed by the Army Program Manager are packed and prepared for shipment. The Contractor shall maintain lot integrity at all times. Under no circumstances will different lots of loose MNBCDM be placed in containers and shipped.

                 (3)      In non-contingency situations, the Contractor shall pack and ship MNBCDM (DFP and UDP Medical P&D materiel) within ten (10) calendar days after receipt of the directive from USAMMA, MCMR-MMS-M or MCMR-MMS-P.

                 (4)      All shipments of MNBCDM shall be made using a Government Bill of Lading (GBL) or method specified by USAMMA, MCMR-MMS-M or MCMR-MMS-P and shall conform to applicable Defense Transportation System (DTS) and commercial carrier rules and regulations. Materiel shall be packaged IAW commercial practices, and intermediate package(s) and shipping container(s)

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

shall be marked IAW MIL-STD-129 or Medical Marking STD No. 1. Contractor shall be a Procedure A Contractor. The contractor shall coordinate and make arrangements with commercial firms specializing in overnight or rapid delivery, as well as the DTS, for the timely shipment of MNBCDM within CONUS.

                 (5)      Shipment of materiel to the FDA for shelf life testing will be processed for shipment within ten (10) workdays from receipt of DEA forms. DEA 222 and 223 forms must be provided to MMT from the FDA facility for the shipment of Morphine samples.

                 (6)      The MNBCDM SLEP materiel that requires re-labeling/over-labeling before shipment will be packaged using SLEP pre-stock components.

                 (7)      The Contractor shall annotate on the pallet markings and shipping documents, when PBT are removed from the refrigerator for shipping. The exception to this requirement is when PBT is removed from refrigeration for destruction.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

     H.      Testing

                 USAMMA, MCMR-MMS-M or MCMR-MMS-P, will test the Contractor’s ability to provide MNBCDM to specific locations within the seventy-two (72) hours timeframe. Such tests could range from a simple paper exercise to the packing and shipping MNBCDM to specified locations anywhere in the world. The Army Program Manager intends to test the Contractor twice yearly.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

TIME TABLE SUMMARY

Shipments

     1.      During contingency situations, DFP and UDP MNBCDM must be palletized, shipped, and received at specified locations within seventy-two (72) hours after notification from the Army Program Manager.

     2.      The Contractor has up to ten (10) calendar days after notification to package and ship DFP and UDP MNBCDM in non-contingency situations.

Destruction

     1.      The Contractor has ninety (90) calendar days from USAMMA, MCMR-MMO-T notification to complete staging for destruction.

     2.      Upon notification that materiel is ready for destruction, USAMMA, MCMR-MMO-T has thirty (30) calendar days to provide shipping instructions or notification to the Contractor that shipment cannot occur due to unavoidable circumstances.

FDA Samples

     The Contractor has ten (10) workdays after notification or receipt of DEA forms to ship samples.

Re-labeling/Over-Labeling

     1.      The Contractor has thirty (30) workdays after receipt of a Delivery Order based on a funded Army requisition passed through the Defense Supply Center Philadelphia (DSCP)to re-label/over-label UDP materiel.

     2.      Excluding PBT, the Contractor has sixty (60) calendar days after receipt of a Delivery Order based on a funded Army requisition passed through DSCP to re-

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

label/over-label 160,000 DFP or SLEP assets and provide 100,000 each month thereafter until the requirement is completed.

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

Record Keeping

     1.      The Contractor has ninety (90) calendar days after award of contract or implementation of an option to ensure the quantity of Army/OTSG MNBCDM reflected in USAMMA records matches the on-hand balances stored in the Contractor’s facility.

     2.      Monthly Database Extract – First workday of the month, FTP database extract to USAMMA, MCMR-MMI-M.

     3.      Quarterly Database Extract – First workday of January, April, July, and October, annually, forwarded database extract to USAMMA, MCMR-MMS-M and USAMMA, MCMR-MMO-T via electronic mail.

     4.      The Contractor has fifteen (15) workdays after completion of the quarterly inspection/inventory to input inventory data into the MNBCDM database (Contractor facility) and provide USAMMA, MCMR-MMO-T a copy via electronic mail.

SLEP Receipts

     1.      USAMMA, MCMR-MMO-T will provide thirty (30) calendar days advance notification to the Contractor of expected shipments.

     2.      The Contractor shall complete processing of SLEP receipts within thirty (30) workdays from date of last receipt and notify USAMMA, MCMR-MMO-T.

Acronyms/Office Symbols

2-Pam	Pralidoxime Chloride Injection
ATNAA	Antidote Treatment Nerve Agent Auto-injector
CANA	Diazepam
CGMP	Current Good Manufacturing Practices

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

COSIS	Care of Supplies in Storage
COTR	Contracting Officer Technical Representative
DCM	Defense Contract Management
DD Form	Department of Defense Form

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

DLA	Defense Logistics Agency
DFP	Deployable Force Package
DSCP	Defense Supply Center Philadelphia
DTS	Defense Transportation System
FDA	Food and Drug Administration
FTP	File Transfer Protocol
GBL	Government Bill of Lading
IAW	In Accordance With
IBMC	Industrial Base Maintenance Contract
JMAR	Joint Medical Asset Repository
Mark I Kits	Antidote Kit Nerve Agent
MCMR-MMI-M	Joint Medical Asset Repository Project Office (Leslie Eyler, leslie.eyler@det.amedd.army.mil)
MCMR-MMO-T	USAMMA’s Operations and Support Directorate COTR: Ms. Teresa Bess (teresa.bess@det.amedd.army.mil, General Supply Specialist)
MCMR-MMO-TF	USAMMA’s Distribution Operations Center Operations & Support Directorate
MCMR-MMS-M	Office within USAMMA’s Strategic Capabilities & Materiel Directorate for Materiel Management, COTR: Ms. Tammy Dundus, Army Program Manager (tammy.dundus@det.amedd.army.mil)
MCMR-MMS-P	Office within USAMMA’s Strategic Capabilities & Materiel Directorate for UDP Management
MNBCDM	Medical Nuclear Biological Chemical Defense Materiel
MPID	Medical Procurement Item Description
NAAK	Antidote Kit Nerve Agent
NAPP	Pyridostigmine Bromide Tablets
Note Q	An item which is a drug or other substance determined by the Administrator, Drug Enforcement Administration, to be designated Schedule Symbol II, III, IV, or V, and defined in the

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

Controlled Substances Act, effective 1 May 1971, and other items requiring security storage.
NSN	National Stock Number
OTSG	Office of The Surgeon General
Over-Label	Applying a new product label over the existing product label

STATEMENT OF WORK

LOGISTICS MAINTENANCE AND DFP PROGRAM
(LINE ITEMS 0002 AND 0003)

P&D Materiel	Potency and Dated Materiel (Medical)
PBT	Pyridostigmine Bromide Tablets
Re-Label	Removal of the existing product label and applying a new product label with updated label information
SLEP	Shelf Life Extension Program
Turn-In Activities	Army activities authorized to receive MNBCDM from maneuver units for shipping to the Contractor (MMT)
UDP	Unit Deployment Package
USAMMA	U.S. Army Medical Materiel Agency ATTN:
1423 Sultan Drive, Suite 100 Fort Detrick, MD 21702-5001
DEA 222 Form	Schedule I and II Controlled Substances Order Form
DEA 223 Form	DEA Facility License

DATABASE LOT INDICATORS

HT	High temperature – material stored above temperature storage requirements in the field.
RT	Refrigerated temperature – material not provided refrigerated storage in the field.
XL	Extra Label – unit has already been over-labeled 2 or more times.
RL	Re-Labeled – Unit has been relabeled 1 time with new expiration dating. (Applies to 2-PAM and CANA units.)
OL	Over-Labeled – Unit has been over-labeled 1 time with new expiration dating. (Applies to Atropine and Morphine)

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

16a of 16

Solicitation SPO200-01R-1005						SCHEDULE C
FY03	Base Yr.	MARK-I	PRALIDOXIME	ATROPINE	DIAZEPAM	MORPHINE
Batch size		24,650	24,650	40,500	24,650	40,500

Direct Labor		$1.118713	$0.451888	$0.373837	$0.479407	$0.373837
Plant O/H	26.30%	$0.294222	$0.118847	$0.098319	$0.126084	$0.098319

Sub Total		$1.412935	$0.570735	$0.472156	$0.605491	$0.472156
Corp O/H	15.79%	$0.223102	$0.090119	$0.074553	$0.095607	$0.074553
Profit	14.00%	$0.229045	$0.092519	$0.076539	$0.098154	$0.076539

Unit Price		$1.87	$0.75	$0.62	$0.80	$0.62

FY04	Option I	MARK-I	PRALIDOXIME	ATROPINE	DIAZEPAM	MORPHINE

Batch size		24,650	24,650	40,500	24,650	40,500

Direct Labor		$1.198899	$0.483471	$0.400053	$0.513336	$0.400053
Plant O/H	26.30%	$0.315310	$0.127153	$0.105214	$0.135007	$0.105214

Sub Total		$1.514209	$0.610624	$0.505267	$0.648343	$0.505267
Corp O/H	15.79%	$0.239094	$0.096418	$0.079782	$0.102373	$0.079782
Profit	14.00%	$0.245462	$0.098986	$0.081907	$0.105100	$0.081907

Unit Price		$2.00	$0.81	$0.67	$0.86	$0.67

FY05	Option II	MARK-I	PRALIDOXIME	ATROPINE	DIAZEPAM	MORPHINE

Batch size		24,650	24,650	40,500	24,650	40,500

Direct Labor		$1.279184	$0.515544	$0.426526	$0.547457	$0.426526
Plant O/H	26.30%	$0.336425	$0.135588	$0.112176	$0.143981	$0.112176

Sub Total		$1.615609	$0.651132	$0.538702	$0.691438	$0.538702
Corp O/H	15.79%	$0.255105	$0.102814	$0.085061	$0.109178	$0.085061

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

Profit	14.00%	$0.261900	$0.105552	$0.087327	$0.112086	$0.087327

Unit Price		$2.13	$0.86	$0.71	$0.91	$0.71

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

Program Management Under Readiness Enhancement Program
(Line Item 0006)

I      BACKGROUND

A.     The Nerve Agent Antidote Autoinjectors (NAAA) Readiness Enhancement Program (REP) initiative provides for pre-positioned components of long lead-time items, production equipment, and a trained pool of personnel to staff the 2nd and 3rd shifts. The NAAA REP initiative will increase production capacity at Meridian Medical Technologies (MMT) by 66% during the critical first 120 days of a Two-Major-Theater-War (2MTW).

B.     In order to maintain a trained pool of personnel to staff the additional two shifts, MMT shall enter into a business arrangement with an employment agency to ensure that a trained workforce is available upon notice to staff the 2nd and 3rd shifts.

II      DESCRIPTION OF WORK REQUIRED

A.     MMT shall establish a program that will ensure that a sufficient number of qualified and properly trained temporary employees are available to staff the second and third production shifts for the production of NAAAs. MMT will secure a business arrangement with a subcontractor, Southside Temporaries (ST), to set up and maintain a contingency worker pool of 25 Assemblers for MMT. The number of assemblers is based on MMT being able to meet the 2MTW scenario by taking the following actions:

a) Assembling, re-labeling, and shipping inventories currently under Shelf Life Extension Program (SLEP)

b) Assembling, re-labeling, and shipping inventories currently being stored at MMT in the form of pre-stock components

c) Utilizing ALL of MMT’s St. Louis staff in production of US DoD injectors in order to satisfy the 2MTW. This would include personnel not currently dedicated to DoD production under the IBMC.

The additional 25 assemblers will provide flexibility in operations to allow for the best utilization of MMT staff employees in other areas of autoinjector production. Initially these assemblers will concentrate on converting SLEP inventory for quick shipments to DoD and as those stocks are exhausted, they will be integrated into the production of new injectors. Three-shift production shall ensure that production capacity is adequate to meet the requirements of a 2MTW.

If requirements for the 2MTW are adjusted, the number of additional assemblers may be adjusted. The assignments for these additional employees will expire once MMT has satisfied the autoinjector requirements for the 2MTW.

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

Program Management Under Readiness Enhancement Program
(Line Item 0006)

B.     This program is currently in place under SP0200-99D0007. MMT will advise the Contracting Officer of any changes to, or cancellation of, that agreement occurring prior to the expiration of contract SP0200-99-D-0007 and the award of the next IBMC. The contract/agreement with the personnel company shall identify the number of employees under the program, a description of the work the temporary employees are expected to perform under a contingency and the qualifications the temporary employees must meet to be in enrolled and retained in the program.

C.     MMT shall continue submitting a written report to the Contracting Officer on the last day of each quarter documenting the following:

           a) Summary of past quarter’s efforts and results achieved

           b) Outstanding problems, new problems, and prior issues resolved

           c) Summary of costs incurred and amounts to be invoiced for payment

The report shall be submitted in hard copy. Contracting Officer approval of the progress report submitted shall be deemed as acceptance by the Government of the service provided. The Contracting Officer shall complete the review of the progress report within one week after submittal.

D.     MMT shall submit a DD250 as the invoice for the services provided to the Contracting Officer on the last day of each quarter. The Government shall pay in accordance with FAR clause 52.232-25, Prompt Payment, based on the actual costs incurred, but not exceeding the ceiling prices contained in the Cost and Fee Schedule.

III      BASIC REQUIREMENTS FOR CONTINGENCY WORKERS

A.     The provider of the contingency workers (ST) will use the same criteria it uses to provide non-contingency workers to MMT.

B.     The basic requirements for contingency workers are as follows:

1. Pool members must pass an MMT Assembler Classification Test administered by ST prior to being selected as a contingency worker. The Assembler Classification Test is a validated test based on the work the individuals will be performing (reading comprehension and basic math skills).

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

STATEMENT OF WORK

Program Management Under Readiness Enhancement Program
(Line Item 0006)

2. Pool members will be required to pass an eye test administered by ST trained personnel before job offer and annually thereafter. Pool members will be tested using the Titmus II Vision Tester. Pool members are required to achieve a score of 9 or above for near vision, (14”) with both eyes. This is equivalent to a Snellen fraction of 14/16 or a Jaeger between J-1 and J-2.

3. ST will conduct a police reference check on pool members from the City and County. Pool members will be required to have a positive police reference check. A positive police reference check is required before the individual is assigned as a contingency worker. ST will also conduct a police reference check when a contingency worker wants to come back after a break (if they miss a quarterly training cycle) in their pool rotation.

4. Pool member will be required to pass a drug test. The individual will be referred to the South Point Hospital (St. Louis) who will administer an industry standard drug test in a controlled environment. An acceptable test result is required before the individual is assigned as a contingency worker. Contingency workers wanting to come back after a break (if they miss a quarterly training cycle) in their rotation will also be administered and required to pass the drug test.

5. When DSCP notifies MMT to activate the pool, MMT will telephonically notify ST. ST, within 3 weeks, must secure the 25 qualified individuals to undergo the one-week training phase (the training will consist of hands-on final assembly, labeling, package labeling and packing). For purposes of training the full complement of 25 individuals have to be trained. At the conclusion of the one-week training cycle the individuals are released back to ST who will keep them active and have them ready for their next training cycle in 3 months.

6. At a Department of Defense declared emergency, DSCP will notify MMT who will in turn notify ST. ST will then have 48 hours to have the trained pool members report to the MMT facility ready to work, unless the pool members are already on site as part of their one week, every quarter, training cycle.

7. Pool members will be trained/retrained for one week every quarter. The training cycle lasts 5 working days. No training will be scheduled during a week having a Holiday. MMT will follow a training plan, which addresses final assembly, labeling, package labeling and packing. Production Supervisors (qualified on Good

CONTRACT:	SP0200-02D-0006
CONTRACTOR:	MERIDIAN MEDICAL TECHNOLOGIES INC

Manufacturing Practices (GMP) and local procedures) will conduct hands on training on company premises in actual production environments.

STATEMENT OF WORK

Program Management Under Readiness Enhancement Program
(Line Item 0006)

C.     ST will do the following to maintain the pool of contingency workers:

1. Ensure that each pool member is tested once for drug use prior to starting in the contingency program. The drug test will be in accordance with Industry Standards at a local hospital. Thereafter, pool members will be randomly tested on a quarterly basis based on the date this program is activated or when a contingency worker wants to come back after a break (if they miss a quarterly training cycle) in their pool rotation.

2. ST will communicate with all pool members, no less often than once every 15-calendar days, to verify the pool members’ availability to work. All pool members will be required to report in person at least once every 30-calendar days. Should a pool member not be reached by telephone or fail to appear in person, ST will report the incident to MMT along with a recommendation to retain or release the employee from the program. MMT will in turn report the incident and the outcome in their quarterly progress report to the Government. ST shall document all contacts with pool members.

3. ST will assist pool members in finding alternate temporary work. MMT will have priority over any other employers, as it relates to pool members, should a contingency happen.

4. MMT has the discretion of changing the training dates, however, pool members will be given approximately 30 days notice of any change in dates.

5. ST will send MMT all employment documentation, certification and test results BEFORE a person is put in the pool and starts their training. ST shall make the documentation available to MMT upon MMT’s written request within five working days of the request. MMT will provide this documentation to the Government either in quarterly progress reports or at the specific written request of the contracting officer.

6. MMT will report additional/new training actions necessary and/or corrective action taken, as a result of the Pool falling to 13 persons or less, in the quarterly report to the Government.

7. ST will pay a retaining bonus of $100 to each pool member at the completion of each retraining session based on fulfillment of requirements and attendance, as required. MMT will be billed for this payment.